Exhibit 10.104

EXECUTION
PLEDGE AND CESSION IN SECURITY
DATED 4 SEPTEMBER, 2019
given by
NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED as Cedent
in favour of
MAIN STREET 1692 (RF) PROPRIETARY LIMITED as Cessionary

in respect of certain Shares

THIS AGREEMENT is made between:

(1) NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED, registration number 2002/031446/07, as pledgor and cedent (the Cedent); and

(2) MAIN STREET 1692 (RF) PROPRIETARY LIMITED as pledgee and cessionary (the Cessionary).

BACKGROUND:

As security for the due and punctual performance of the Secured Obligations, the Cedent has agreed to pledge its Shares and to cede in securitatem debiti all its Secured Property to the Cessionary, on the terms set out in this Agreement.

1. INTERPRETATION

1.1 Definitions

Terms and expressions defined in the Common Terms Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.  In this Agreement:

1.1.1 Agreement means this pledge and cession in security agreement and its schedules.

1.1.2 Common Terms Agreement means the written agreement entitled "Common Terms Agreement", dated 21 July, 2017, between, among others, the Borrower (as borrower), the Original Senior Lenders and the Facility Agent (as agent of the other Finance Parties) as amended and restated from time to time.

1.1.3 Financial Markets Act means the Financial Markets Act, 2012.

1.1.4 Participant means a participant, as defined in the Financial Markets Act, which holds uncertificated Shares in a Securities Account for the Cedent.

1.1.5 Party means a party to this Agreement.

1.1.6 Related Rights means, in relation to the Shares:

(a) any monies and proceeds (including the proceeds of a disposal or other realisation) accrued or receivable in respect of all or part thereof;

(b) all rights and benefits in respect of any agreement for the disposal thereof;

(c) all contracts, warranties, remedies, Security Interests, indemnities and other undertakings in respect thereof; and

(d) any of the reversionary or other interests referred to in Clause 2.1.2 (Pledge and cession).

1.1.7 Relevant Company means each person set out in Schedule 1.

1.1.8 Secured Obligations means all obligations of any nature at any time due, owing or incurred by:

(a) the Cedent to the Cessionary under or in connection with the Finance Documents, including the Senior Facility Outstandings; and

(b) any other Obligor to the Cessionary under or in connection with the Finance Documents, including the Senior Facility Outstandings, whether present or future, actual or contingent, whether incurred solely or jointly and whether as principal, guarantor or surety or in some other capacity.

1.1.9 Secured Property means, collectively:

(a) the Shares;

(b) the Shareholder Loan Claims; and

(c) the Related Rights,

and all of the Cedent's rights and interests therein and thereto of whatsoever nature and howsoever arising (whether actual, prospective or contingent, direct or indirect, arising under common law or statute, whether a claim for the payment of money or the performance of another obligation and whether or not those rights and interests were within the contemplation of the Parties at the date of this Agreement) and, individually, any property forming part thereof.

1.1.10 Securities Account means each securities account from time to time held by the Cedent with a Participant in terms of the Financial Markets Act and in respect of which uncertificated Shares are or have been deposited.

1.1.11 Shareholder Loan Claims means all of the Cedent's current and future claims of whatsoever nature against each Relevant Company, whether in the form of shareholder loans, intercompany loans, any other form of credit provided or otherwise.

1.1.12 Shares means all of the following shares and securities of which the Cedent is or becomes the legal or beneficial owner from time to time:

(a) all shares and other securities of any class in the share capital of the Relevant Company;

(b) any shares and securities of any class issued in substitution or exchange for the shares and securities in paragraph (a) above,

including, for the avoidance of doubt, all dividends, rights to dividends and voting rights in relation to those shares and securities.

1.2 Construction and incorporation of provisions

This Agreement is Finance Document for purposes of the Common Terms Agreement. Provisions in the Common Terms Agreement which apply to the Finance Documents shall accordingly apply to this Agreement unless expressly provided to the contrary in this Agreement or the Common Terms Agreement.

1.3 Third party rights

Unless expressly provided to the contrary elsewhere in this Agreement, no provision of this Agreement constitutes a stipulation for the benefit of any person (stipulatio alteri) who is not a party to this Agreement.  Subject to the Common Terms Agreement, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of this Agreement.

2. PLEDGE AND CESSION

2.1 Pledge and cession

2.1.1 With effect from the Third Amendment and Restatement Date, the Cedent pledges to the Cessionary all its Shares and cedes in securitatem debiti to the Cessionary all its Secured Property, in each case individually and collectively with all the other Secured Property, as continuing general covering collateral security for the punctual performance in full of all the Secured Obligations, on the terms set out in this Agreement, which pledge and cession the Cessionary accepts.

2.1.2 Without prejudice to any other provision of this Agreement (including the representations and warranties in Clause 4 (Representations and Warranties)), if any Secured Property is subject to a prior Security Interest in breach of the representations and warranties in this Agreement, then, without prejudice to any other rights that the Cessionary may have, any reversionary or other interests the Cedent may have in the said Secured Property (including all of the Cedent's rights of action against such other person and any rights which now or may in the future vest in the Cedent pursuant to such reversionary rights) are also ceded in securitatem debiti to the Cessionary.  The Cessionary shall be entitled to notify such other person of this Agreement and the pledge and cession contemplated herein.

2.2 Nature of pledge and cession

2.2.1 The pledge and cession given under this Agreement is intended to operate as a pledge of each part and all of the certificated Shares and a cession of each part and all of the other Secured Property, individually and collectively.

2.2.2 If, for any reason, any Security Interest intended to be created under this Agreement is or becomes illegal, invalid or unenforceable in respect of some of the Shares or the Secured Property, then the pledge of those Shares and the cession of that Secured Property shall be severed from this Agreement, and this Agreement and all the Security Interests created over the remainder of the Secured Property shall continue in full force and effect.

2.2.3 The cession contemplated by this Agreement operates as a security cession and not as an outright cession, and the Cedent retains bare ownership of all its Secured Property, subject to the rights of the Cessionary as secured creditor.

2.3 Cedent remain liable to perform obligations

Notwithstanding any other provision of a Finance Document, the Cedent shall remain liable to perform all its duties and obligations, whether contractual or otherwise, in respect of the Secured Property and nothing in this Agreement or the exercise by the Cessionary or any other person of any right under a Finance Document shall constitute or be deemed to constitute a delegation to or acceptance by the Cessionary of any obligation of the Cedent or any other person.

3. DURATION AND REINSTATEMENT

3.1 This Agreement:

3.1.1 comes into full force and effect on Third Amendment and Restatement Date without any further action, consent or authority required from any person; and

3.1.2 unless otherwise agreed by the Cessionary, shall not terminate before the Final Discharge Date.

3.2 Without prejudice to any other provision of this Agreement (including the representations and warranties in Clause 4 (Representations and Warranties)), if as at the date of this Agreement, any of the Secured Property is not yet owned by the Cedent, or has not yet come into existence, then the pledge and cession contemplated in this Agreement in respect of such Secured Property shall automatically come into full force and effect on the date on which the Cedent acquires ownership of such Secured Property, or the date on which such Secured Property comes into existence (as the case may be).

3.3 The pledge and cession contemplated in this Agreement is of continuing effect and will extend to the ultimate balance of all the Secured Obligations, notwithstanding any intermediate payment or discharge of the Secured Obligations, in whole or in part.

3.4 If any payment by the Cedent or an Obligor, or any discharge, release or arrangement given by the Cessionary (whether in respect of the obligations of the Cedent, an Obligor or any Security Interests for those obligations or otherwise) is avoided or reduced for any reason (including, without limitation, as a result of insolvency, business rescue proceedings, liquidation, winding up or otherwise):

3.4.1 the liability of the Cedent shall continue;  and

3.4.2 the Cessionary will be entitled to recover the value or amount of that Security Interest or payment from the Cedent,

as if that payment, discharge, release or arrangement had not occurred.

4. REPRESENTATIONS AND WARRANTIES

4.1 Representations and warranties

4.1.1 The Cedent makes the representations and warranties set out in this Clause 4 to the Cessionary.  References in this clause to it or its, unless the context otherwise requires, is a reference to the Cedent.

4.1.2 The Cessionary enters into the Finance Documents on the strength of and relying on the representations and warranties set out in this Clause 4, each of which is a separate representation and warranty, given without prejudice to any other representation or warranty and is deemed to be a material representation or warranty (as applicable) inducing the Cessionary to enter into the Finance Documents.

4.2 Status

4.2.1 It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

4.2.2 It has the power to own its assets and carry on its business as it is being conducted.

4.3 Binding obligations

4.3.1 The obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations.

4.3.2 Without limiting the generality of Clause 4.3.1, this Agreement creates the Security Interests it purports to create and those Security Interests are valid and effective and are not liable to be avoided or set aside on its insolvency, business rescue or otherwise.

4.3.3 This Agreement is in the proper form for its enforcement in South Africa.

4.4 No conflict with other obligations

The entry into and performance by it of, and the transactions and granting of the Security Interests contemplated by, this Agreement do not and will not conflict with:

4.4.1 any law or regulation applicable to it;

4.4.2 its or any of its Subsidiaries' constitutional documents; or

4.4.3 any agreement or instrument which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries' assets or constitute a default or termination event (however described) under any such agreement or instrument.

4.5 Capacity, powers and authority

4.5.1 It has the legal capacity and power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement.

4.5.2 No limit on its powers will be exceeded as a result of the indemnities and Security Interests contemplated in this Agreement.

4.6 Validity and admissibility in evidence

All Authorisations and any other notices, acts, conditions or things required:

4.6.1 to enable it to lawfully enter into, exercise its rights and comply with its obligations under this Agreement;

4.6.2 to establish the Security Interests contemplated by this Agreement; and

4.6.3 to make this Agreement admissible in evidence in South Africa,

have been obtained or effected and are in full force and effect.

4.7 Governing law and enforcement

4.7.1 The choice of the law stated to be the governing law of this Agreement will be recognised and enforced in South Africa.

4.7.2 Its:

(a) submission under this Agreement to the jurisdiction of the High Court of South Africa (Gauteng Local Division, Johannesburg); and

(b) agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of South Africa.

4.8 Secured Property

4.8.1 The Secured Property in respect of which it purports to grant Security Interests under this Agreement is and will be valid and all rights evidenced thereby or construed in respect thereof are and will be legally valid, binding and fully enforceable in accordance with their terms in all respects.

4.8.2 It is and will remain the sole legal and beneficial owner of all of the Secured Property in respect of which it purports to grant Security Interests under this Agreement, to the exclusion of all others.

4.8.3 No person has an option or right of refusal over the Secured Property or any part thereof in respect of which it purports to grant Security Interests under this Agreement which would apply on an enforcement by the Cessionary of its rights under this Agreement.

4.8.4 No part of the Secured Property in respect of which it purports to grant Security Interests under this Agreement has been pledged, ceded (either outright or as security), discounted, factored, mortgaged under notarial bond or otherwise, or otherwise disposed of or hypothecated, nor is it subject to any other right or claim in favour of any person (including any rights of pre-emption) which would apply on enforcement by the Cessionary of its rights under this Agreement.

4.9 Shares

It is reflected as the holder of the Shares in respect of which it purports to grant Security Interests under this Agreement in the respective securities register(s) of the relevant issuer(s) of such Shares.  The Shares in respect of which it purports to grant Security Interests under this Agreement are fully paid-up and have been validly issued or transferred to it in compliance with all applicable laws and regulations.

4.10 Winding-up, legal proceedings and solvency

4.10.1 As of the date of this Agreement it has not taken any corporate action, nor have any other steps been taken or legal proceedings initiated against it, for its winding up, dissolution, administration or re-organisation, commencement of business rescue proceedings, for the enforcement of any Security Interest over all or any of its assets or revenues or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee, business rescue practitioner or similar officer of it or of any of its assets.

4.10.2 Both immediately before and after the date of this Agreement, its assets (fairly valued) exceed its liabilities (taking into account contingent and prospective liabilities).

4.11 Repetition

The Cedent makes each of the representations and warranties set out in this Clause 4 on the Third Amendment and Restatement Date.  Each such representation and warranty shall survive the execution of this Agreement and, unless expressed to be given on a specific date, shall be deemed to be repeated by the Cedent in favour of the Cessionary on each day following the date of this Agreement until the Final Discharge Date.  Each representation and warranty deemed to be repeated after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is repeated.

5. UNDERTAKINGS BY THE CEDENT

5.1 Financial statements

Within 7 days after the date of this Agreement, the Cedent must instruct its auditors to note the existence of the Security Interests granted or purported to be granted in favour of the Cessionary under this Agreement in its annual financial statements, and, without prejudice to its obligations under this Clause, hereby also authorises the Cessionary to issue such instruction.

5.2 Negative pledge

The Cedent:

5.2.1 shall not, except as otherwise expressly permitted in the Common Terms Agreement, grant or permit to subsist any further Security Interest over the Secured Property or dispose of the Secured Property in any manner without the express prior consent of the Cessionary; and

5.2.2 must at all times keep the Secured Property free of judicial attachments.

5.3 Secured Property

5.3.1 The Cedent undertakes:

(a) not to take or omit to take any action which will, or is reasonably likely to, result in a material depreciation of the Secured Property or adversely affect the rights of the Cessionary under this Agreement or the effectiveness of the Security Interests created by this Agreement;

(b) to take all appropriate steps required from time to time for the care, preservation and protection of the Secured Property and the rights of the Cessionary under this Agreement; and

(c) to timeously comply in full with all its obligations in respect of the Secured Property, from time to time.

5.3.2 The Cedent waives for the benefit of the Cessionary any and all rights it may have in respect of the Secured Property which conflict with or may restrict the rights of the Cessionary under this Agreement.

5.4 Shares

5.4.1 The Cedent shall vote against any alteration to the authorised or issued share capital (including the issue of any new shares) of any Relevant Company other than Cell C.

5.4.2 If the Cessionary, acting reasonably, considers it necessary or desirable that the Memorandum of Incorporation of a Relevant Company be amended to perfect the pledge and cession provided under this Agreement or to enhance its ability to realise, dispose of or transfer Shares or Shareholder Loan Claims in accordance with this Agreement, the Cedent shall, on request and at its own cost, ensure that the Memorandum of Incorporation of that Relevant Company is so amended.

6. DELIVERY OF DOCUMENTS AND NOTING OF INTERESTS

6.1 General

6.1.1 The Cedent must deliver the documents set out this Clause 6 to the Cessionary by no later than the Third Amendment and Restatement Date (or in respect of Secured Property acquired by it or otherwise arising thereafter, as soon as reasonably possible but no later than 10 Business Days after that property becomes Secured Property).

6.1.2 The documents which are required to be delivered to the Cessionary under this Agreement are required to be delivered to ensure that the Cessionary has full, complete and up to date information relating to the Secured Property.  A failure on the part of the Cedent to deliver a document as required under this Agreement shall not, unless required by law, affect the validity of the Security Interests created under this Agreement, such Security Interests having been perfected and completed to the maximum extent permitted by law by virtue of the entry into of this Agreement by the Cedent.

6.2 Shares

6.2.1 The Cedent must deliver the following documents to the Cessionary in respect of all its Shares and, where applicable, all its Shareholder Loan Claims:

(a) the original share certificates in respect of those Shares which are certificated;

(b) share transfer forms in respect of those certificated Shares, undated and duly signed by it as transferor, and blank as to transferee;

(c) a copy of a notice by it to each Relevant Company of the pledge and cession of Shares and Shareholder Loan Claims under this Agreement, together with an acknowledgement of that notice signed by each  Relevant Company, in each case substantially in the form set out in Schedule 2;  and

(d) a copy of the resolutions of the directors of each Relevant Company approving any transfer of Shares and Shareholder Loan Claims pursuant to this Agreement, substantially in the form set out in Schedule 3.

6.2.2 The Cedent shall not, to the extent that it is within its control, allow any of its certificated Shares to become dematerialised after the date of this Agreement without the prior written consent of the Cessionary.  Without limiting the rights of the Cessionary in respect of a breach by the Cedent of this Clause, if any of the certificated Shares are dematerialised after the date of this Agreement, the Cedent shall promptly comply with its obligations under Clause 6.2.3.

6.2.3 If any Shares are dematerialised as at the date of this Agreement, or if any certificated Shares are dematerialised after the date of this Agreement, or if any uncertificated Shares otherwise become subject to the Security Interests contemplated in this Agreement after the date of this Agreement the Cedent shall in each case:

(a) deliver a notice in substantially the form set out in Schedule 4 to the applicable Participant which holds such Shares on its behalf, with a copy to the Cessionary.  The aforesaid notice shall be delivered on the date of this Agreement in respect of such Shares which are dematerialised as at the date of this Agreement; or in respect of Shares which become dematerialised after the date of this Agreement, on the date of such dematerialisation; or in respect of dematerialised Shares which become subject to this Agreement after the date of this Agreement, on the date on which such Shares become subject to this Agreement; and

(b) procure that the applicable Participant issues a written confirmation to the Cessionary in substantially the form set out in Schedule 4, or such other form satisfactory to the Cessionary, within 10 Business Days after the date of the above mentioned notice.

6.2.4 Without limiting the obligations of the Cedent under this Clause 6 (Delivery of Documents), the Cedent irrevocably authorises the Cessionary as its attorney in rem suam, in respect of any of its Shares which are not in certificated form, to take all steps necessary to ensure that an appropriate entry is made in the applicable Securities Account in favour of the Cessionary specifying the name of the Cessionary, the number or nominal value of the uncertificated Shares, the interest in the uncertificated Shares pledged and ceded in security and the date of such entry, in order to constitute the Security Interests contemplated in this Agreement in accordance with section 39 of the Financial Markets Act.

6.3 Other requirements

6.3.1 The Cedent shall, on request, deliver to the Cessionary a list of the Secured Property as at such date, which list shall be certified true and correct by a director of the Cedent, and shall describe each part of the Secured Property in reasonable detail:

6.3.2 If any Secured Property, or part thereof, is evidenced by any other document, or when the Cedent holds Security Interests for any obligation owed to it in respect of Secured Property and that Security Interest is evidenced by a document, the Cedent shall, at the request of the Cessionary, promptly deliver a certified copy of that document to the Cessionary.

6.3.3 In addition to the documents referred to above, the Cedent shall deliver to the Cessionary any other documents relating to the Secured Property for which the Cessionary may at any time reasonably call, which documents must be delivered to the Cessionary within a reasonable period, as agreed between the Cessionary and the Cedent and, failing such agreement, within 10 Business Days.

6.3.4 The Cessionary may retain possession of all documents delivered to it under this Clause 6 and deal with them in accordance with the Finance Documents,  provided that on the Final Discharge Date the Cessionary shall return all original share certificates and share transfer forms delivered to it under this Clause 6 to the Cedent.

6.3.5 If any third party consents or other Authorisations are required by the Cedent to pledge and cede any of its Secured Property under this Agreement, it must obtain, and provide evidence to the Cessionary of, those third party consents or other Authorisations by no later than the date of this Agreement.

7. RIGHTS OF THE CEDENT BEFORE A DEFAULT

7.1 General

If and for so long as a Default has not occurred, the Cedent is entitled at its own cost, to:

7.1.1 enforce and receive payment for, delivery of or performance in respect of all amounts or obligations owing in respect of the Secured Property in the ordinary course of business and, subject to the Finance Documents, to appropriate amounts so recovered to its own use, including any dividends or other benefits in respect of its Shares;  and

7.1.2 receive all notices to shareholders of a company which has issued Shares, including notices of general meetings of shareholders, which notices the Cedent shall promptly upon receipt forward to the Cessionary;

7.1.3 attend every general meeting of the shareholders of a Relevant Company and exercise all the votes attaching to such Shares at such meetings (provided that it will not exercise those votes in a manner which is reasonably likely to:

(a) be prejudicial to the validity or enforceability of this Agreement;

(b) materially impair the value of any Shares;  or

(c) be otherwise materially prejudicial to the Cessionary).

8. REALISATION UPON AN EVENT OF DEFAULT

8.1 Rights of the Cessionary

If an Event of Default occurs and is continuing, the Cessionary may, without prejudice to any other rights it may have against the Cedent, exercise its rights under this Clause 8, and otherwise put into force and effect all rights, powers and remedies available to it in relation to the Secured Property, in such manner and on such terms and conditions as it in its sole discretion determines.  Without limiting the foregoing, if an Event of Default occurs and is continuing, the Cessionary may, and the Cedent hereby irrevocably and unconditionally authorises and empowers the Cessionary or its nominee, and appoints it as its attorney in rem suam, without any further authority or consent of any nature whatsoever required from any person, in the name of the Cessionary or in the name of the Cedent to:

8.1.1 exercise all or any of the rights, powers and privileges and enforce all or any obligations attaching to the Secured Property in such manner and on such terms as the Cessionary in its sole discretion deems fit;

8.1.2 receive payment for, delivery of, and/or performance in respect of, the Secured Property in its own name;

8.1.3 authorise any officer of the Cessionary (whose appointment need not be proved) to sign, on behalf of and in the name of the Cedent, any securities transfer form or other document that may be necessary to give effect to any disposal of Secured Property by the Cessionary under this Clause;

8.1.4 at the election of the Cessionary:

(a) sell or otherwise realise all or some of the Secured Property by public auction, provided that the Cessionary must give 10 Business Days' prior notice of such a public auction to the Cedent;

(b) sell or otherwise realise at fair value all or some of the Secured Property by private treaty;  or

(c) take over all or some of the Secured Property at a fair value.

For the purposes of Clause 8.1.4, the fair value of any Secured Property will be the value agreed in writing between the Cessionary and the Cedent or, failing agreement within 10 Business Days after delivery of a notice to the Cedent stating that the Cessionary exercises its rights under this Clause 8.1, the value determined by an independent accountant or investment bank agreed to by the Cessionary and the Cedent (or, failing agreement within 5 Business Days, appointed, at the request of either the Cessionary or the Cedent, by the President of the South African Institute of Chartered Accountants, or the successor body thereto), which independent accountant or investment bank shall act as an expert and not as an arbitrator, shall be instructed to make his determination within 10 Business Days and shall determine the liability for his charges (which shall be paid accordingly), provided that if a determination is manifestly unjust and a court exercises its general power, if any, to correct such determination, the Parties shall be bound thereby;

8.1.5 institute any legal proceedings which the Cessionary may deem necessary in connection with any sale, purchase or other realisation or transfer of any of the Secured Property;

8.1.6 compromise any of the Secured Property, grant any extension or other indulgence in respect of the Secured Property, agree to vary the terms of the Secured Property, and/or release any Security Interests, guarantee or suretyship held for the Secured Property;  and/or

8.1.7 give transfer of and convey valid title in any Secured Property to any person (including the Cessionary) and take all such further or other steps as the Cessionary may consider necessary to deal with the Secured Property.

8.2 Undertakings by the Cedent in respect of realisation

If an Event of Default has occurred and is continuing, the Cedent shall on demand by the Cessionary:

8.2.1 give written notice to all persons required by the Cessionary that payment for, delivery of or performance in respect of the relevant Secured Property must be made to the Cessionary and that payment, delivery or performance to the Cedent or to anyone else will not constitute valid payment, delivery or performance, and the Cessionary shall be entitled to do likewise.  The Cedent shall on demand by the Cessionary provide proof that such notification has been duly given;

8.2.2 refuse to accept any payment, delivery, or performance tendered in respect of any of the Secured Property and order that such payment, delivery or performance be tendered to the Cessionary;

8.2.3 forthwith pay over or deliver to the Cessionary any interest, dividend, negotiable instruments or other monetary benefits of any nature accrued or received in respect of the Secured Property after the date of an Event of Default by depositing the same into any bank account in South Africa nominated by the Cessionary;

8.2.4 deliver to the Cessionary any property which it acquires or which accrues to it in connection with the Secured Property;

8.2.5 at its own cost, carry out any lawful directions the Cessionary may give in regard to the realisation of Secured Property, and sign any document or do any other lawful act necessary to:

(a) vest the Secured Property in the Cessionary;

(b) enable any sale, purchase or other realisation or transfer of Secured Property;  or

(c) perfect and complete (to the extent necessary) the pledge and the cession of any Secured Property under this Agreement.

9. LIABILITY AND REIMBURSEMENT

9.1 Notwithstanding anything to the contrary contained in this Agreement, the Cessionary shall not be obliged (but shall be entitled) to take any steps to preserve, protect, collect, recover or otherwise enforce its rights under or in respect of the Secured Property.

9.2 Without prejudice to the other rights of the Cessionary under the Finance Documents or at law, if at any time the Cessionary takes any steps which it deems necessary for the preservation, protection or enforcement of the Secured Property or for the acceptance or collection of any right, payment or other benefit relating to any of the Secured Property and incurs any properly evidenced cost or expense in so doing, then the Cedent shall within 3 Business Days of demand reimburse the Cessionary with the amount of such cost or expense.

10. PAYMENTS

All payments by the Cedent under this Agreement must be made in accordance with the applicable provisions of the Common Terms Agreement.

11. APPROPRIATION OF PROCEEDS

Subject to the Common Terms Agreement, the Cessionary shall apply the net proceeds of all amounts received pursuant to the sale or other realisation of Secured Property under this Agreement (after deducting all properly evidenced costs and expenses reasonably incurred by the Cessionary in relation to that sale or realisation) in reduction or discharge of the Secured Obligations, in such order and in such manner as the Cessionary deems fit.  Any amount remaining thereafter shall be paid to the Cedent within 15 Business Days of the Final Discharge Date and, pending such payment, shall be deposited by the Cessionary in a call account nominated by the Cessionary.

12. POWER OF ATTORNEY

The Cedent irrevocably appoints the Cessionary in rem suam, with the power of delegation, to be its attorney to take any action which it is obliged to take under this Agreement but has failed to take.  The Cedent ratifies and confirms whatever the Cessionary does or purports to do pursuant to its appointment under this Clause to the maximum extent permitted by law.  The Cedent shall reimburse the Cessionary on demand for all properly evidenced expenses incurred in relation to the exercise of such power of attorney.

13. CALCULATIONS AND CERTIFICATES

13.1 Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Agreement, the entries made in the accounts maintained by the Cessionary are prima facie evidence of the matters to which they relate.

13.2 Certificates and determinations

Any certification or determination by the Cessionary of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie, evidence of the matters to which it relates.

14. FURTHER ASSURANCE

The Cedent shall promptly do all such acts (including making all filings and registrations and giving all notices, orders and directions which the Cessionary may reasonably think expedient), and execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Cessionary may reasonably specify (and in such form as the Cessionary may reasonably require) in favour of the Cessionary, or if so requested by the Cessionary, in favour of its nominee(s) to:

14.1 register any Security Documents in any applicable statutory public register;

14.2 create, perfect, protect and maintain the Security Interests created or intended to be created under or evidenced by this Agreement or for the exercise of any rights, powers and remedies of the Cessionary or the Finance Parties provided by or pursuant to the Finance Documents or by law;

14.3 facilitate the realisation of the Secured Property; and/or

14.4 otherwise give effect to this Agreement and the transactions contemplated herein.

15. ADDITIONAL RIGHTS

The rights conferred on the Cessionary by this Agreement are additional to and not in substitution for:

15.1 any other rights the Cessionary has, or may at any time in the future have, against the Cedent or any other person;

15.2 any other Security Interest given to the Cessionary or any other Finance Party by the Cedent or any other person.  The Cessionary may release any Security Interest held by it without prejudice to its rights under this Agreement.

16. CEDENT BOUND NOTWITHSTANDING CERTAIN CIRCUMSTANCES

16.1 The obligations of the Cedent under this Agreement shall not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Agreement (without limitation and whether or not known to it or the Cessionary), including:

16.1.1 any time, waiver or consent granted to, or composition with any Obligor or other person;

16.1.2 the release of any person under the terms of any composition or arrangement with any creditor of any member of the Group;

16.1.3 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or Security Interest over the assets of, any person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security Interest;

16.1.4 any incapacity or lack of power, authority or legal personality of or dissolution of or change in the members or status of any Obligor or other person;

16.1.5 any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or Security Interest, including, without limitation, any change in the purpose of, any extension of, or any increase in, any facility or the addition of any new facility under any Finance Document or other document or Security Interest, or any extension of the due date for performance of any Secured Obligation;

16.1.6 any unenforceability, illegality, invalidity, suspension or cancellation of any obligation of any person under this Agreement or any other Finance Document or any other document or Security Interest;

16.1.7 any insolvency, liquidation, winding-up, business rescue or similar proceedings in respect of any person (including, but not limited to, receipt of any distribution made under or in connection with those proceedings);

16.1.8 any other Finance Document not being executed by or binding against any Obligor or any other party;  or

16.1.9 any other fact or circumstance arising on which the Cedent might otherwise be able to rely on a defence based on prejudice, waiver or estoppel.

16.2 If the Cedent suffers any loss arising from any of the facts, circumstances, acts or omissions referred to above, it will have no claim against the Cessionary in respect thereof.

17. KEEPING, INSPECTION AND DELIVERY OF RECORDS

17.1 The Cedent shall at all times keep up-to-date records of its Secured Property and shall comply with any reasonable directions the Cessionary may give in regard to the keeping of such records.

17.2 If the Cessionary at any time so requests, the Cedent shall at its own cost deliver to the Cessionary certified copies of any of the books and records referred to in Clause 17.1 above within a reasonable period, as agreed between the Cessionary and the Cedent and, failing such agreement, within 10 Business Days.

18. EXCLUSION FROM LIABILITY

Without limiting the Common Terms Agreement, the Cessionary, its officers, trustees, agents, beneficiaries, employees and advisors shall not be liable for any loss or damage, whether direct, indirect, consequential or otherwise, suffered by the Cedent howsoever arising in connection with this Agreement and/or the exercising of the Cedent's rights under this Agreement, whether that loss or damage arises as a result of a breach of contract (whether total, fundamental or otherwise), delict or any other cause, and whether this Agreement has been terminated or not, other than as a result of the gross negligence or wilful misconduct of the Cessionary.

19. CHANGES TO THE PARTIES

19.1 Transfers by the Cessionary

19.1.1 Subject to the Facility Agreement, the Cessionary may cede any of its rights and/or delegate any of its obligations under this Agreement to any person.  The Cedent agrees to co-operate and take all such steps as the Cessionary may reasonably require to give effect to such a cession or delegation.

19.1.2 The Cedent agrees to any splitting of claims which may arise from such a cession.

19.2 Transfers by the Cedent

The Cedent may not cede any of its rights nor delegate any of its obligations under this Agreement.

20. NOTICES

Any communication to be made under or in connection with this Agreement shall be made in accordance with the relevant provisions of the Common Terms Agreement.

21. GENERAL PROVISIONS

21.1 Sole agreement

This Agreement read together with the other Finance Documents constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof.

21.2 No implied terms

No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in a Finance Document.

21.3 Rights and remedies

21.3.1 No failure to exercise, nor any delay in exercising, on the part of the Cessionary, of any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies of the Cessionary under this Agreement:

(a) are cumulative and not exclusive of its rights under the general law;

(b) may be exercised as often as the Cessionary requires;

(c) may be waived only in writing and specifically.

21.3.2 Delay in the exercise or non-exercise of any right is not a waiver of that right.

21.4 Extensions and waivers

No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation or enforcement of any right under this Agreement, and no single or partial exercise of any right by any Party, shall be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party's rights under or in connection with this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of this Agreement.

21.5 Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired.  The term inoperable in this Clause 21.5 shall include, without limitation, inoperable by way of suspension or cancellation.

21.6 Renunciation of benefits

The Cedent renounces, to the maximum extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi, non causa debiti, non numeratae pecuniae and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation.

21.7 Independent advice

The Cedent acknowledges that it has been free to secure independent legal and other advice as to the nature and effect of all of the provisions of this Agreement and that it has either taken such independent legal and other advice or dispensed with the necessity of doing so.  Further, the Cedent acknowledges that all of the provisions of this Agreement and the restrictions therein contained are part of the overall intention of the Parties in connection with the Finance Documents.

21.8 Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

22. GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with this Agreement is governed by South African law.

23. JURISDICTION

23.1 The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa (Gauteng Local Division, Johannesburg) (or any successor to that division) in regard to all matters arising from this Agreement (including a dispute relating to the existence, validity or termination of this Agreement and any non-contractual obligations arising out of or in connection with this Agreement) (a dispute).

23.2 The Parties agree that the courts of South Africa are the most appropriate and convenient courts to settle disputes.  The Parties agree not to argue to the contrary and waive objection to this court on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement.

23.3 Notwithstanding Clause 23.1 the Cessionary shall not be prevented from taking proceedings relating to a dispute in any other court with jurisdiction.  To the extent allowed by law, the Cessionary may take concurrent proceedings in any number of jurisdictions.

24. WAIVER OF IMMUNITY

The Cedent irrevocably and unconditionally:

24.1 agrees not to claim any immunity from suit, execution, attachment or other legal process brought by the Cessionary against it in relation to this Agreement, and to ensure that no such claim is made on its behalf;

24.2 consents generally to the giving of any relief or the issue of any process in connection with those proceedings;  and

24.3 waives any right it may have to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

SECURED PROPERTY

RELEVANT COMPANIES

	Company	Jurisdiction of Incorporation	Registration Number
1.	Cell C Limited	South Africa	1999/007722/06
3.	Net1 FIHRST Holdings Proprietary Limited	South Africa	2009/022023/07

                                                                                                                                  17

SCHEDULE 2

NOTICE TO COMPANY: PLEDGE AND CESSION OF SHARES AND SHAREHOLDER LOAN CLAIMS

To: [RELEVANT COMPANY

From: NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

With a copy to: MAIN STREET 1692 (RF) PROPRIETARY LIMITED

[Date]

Dear Sirs,

PLEDGE AND CESSION IN SECURITY DATED [●], 2019 BY NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED (THE CEDENT) IN FAVOUR OF MAIN STREET 1692 (RF) PROPRIETARY LIMITED (THE CESSIONARY) (THE SECURITY CESSION)

1. We refer to the Security Cession (a copy of which is attached for your records).

2. Terms and expressions defined in the Security Cession have the same meaning where used in this letter.

3. The Cedent gives [Relevant Company] (the Company) notice of the following:

3.1 pursuant to the Security Cession, the Cedent has, inter alia, pledged all its Shares and ceded in securitatem debiti to the Cessionary all its Shares and Shareholder Loan Claims; and

3.2 with effect from the date on which the Cessionary notifies you in writing that an Event of Default has occurred and is continuing, and thereafter until otherwise notified by the Cessionary, you must make all payments to be made to the Cedent in respect of its Shares and Shareholder Loan Claims directly to the Cessionary by payment into any bank account nominated by it in writing.

4. The instructions in this letter may not be revoked or amended without the prior written consent of the Cessionary.

5. This letter and any non-contractual obligations arising out of or in connection with this letter are governed by the laws of South Africa.

Please sign the attached acknowledgement confirming your agreement to the above and return it to the Cessionary at [●], with a copy to ourselves.

For and on behalf of: Main Street 1692 (RF) Proprietary Limited
Name:
Date:

FORM OF ACKNOWLEDGEMENT BY COMPANY

To: MAIN STREET 1692 (RF) PROPRIETARY LIMITED

Copy: NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

From: [RELEVANT COMPANY]

[Date]

Dear Sirs,

NOTICE OF CESSION AND PLEDGE

1. We refer to the written notice of pledge and cession dated [●], 20[●] (the Security Notice), attaching a copy of a written pledge and cession in security given by Net1 Applied Technologies South Africa Proprietary Limited (the Cedent) in favour of Main Street 1692 (RF) Proprietary Limited (the Cessionary).

2. Terms and expressions defined in the Security Notice have the same meaning where used in this letter.

3. We confirm that the Cedent is the legal and beneficial owner of [●] shares in [●] (the Relevant Company) and is recorded as such in the securities register of the Company, which securities register is and will be maintained in accordance with the provisions of the Companies Act.

4. We acknowledge receipt of the Security Notice and hereby irrevocably and unconditionally confirm our consent to, and acknowledge and agree to the terms and conditions thereof.

5. In the event of you exercising your rights under the Security Cession, we irrevocably and unconditionally undertake to:

5.1 give effect thereto and to perform our obligations in relation to the applicable Secured Property to and in favour of the Cessionary; and

5.2 recognise any person to whom the applicable Secured Property is to be transferred and approve the transfer to that person.

For and on behalf of: [RELEVANT COMPANY]
Name:
Date:

SCHEDULE 3

FORM OF COMPANY RESOLUTION

[RELEVANT COMPANY] PROPRIETARY LIMITED
Registration Number [●]

(the Company)

RESOLUTIONS OF THE DIRECTORS OF THE COMPANY

WHEREAS:

Net1 Applied Technologies South Africa Proprietary Limited (the Cedent) has given a written cession and pledge in security, dated [●], 20[●] (the Security Cession), in favour of Main Street 1692 (RF) Proprietary Limited (the Cessionary).  The Company has received a signed copy of the Security Cession. Under the Security Cession, the Cedent, inter alia:

(a) pledges and cedes all its shares, from time to time, in the issued share capital of the Company (the Shares); and

(b) cedes all of its rights and interests of whatsoever nature to and in, and all current and future claims that the Cedent may have against the Company, whether in the form of shareholder loans or otherwise (the Shareholder Loan Claims), to the Cessionary.

RESOLVED THAT:

1. RESOLUTION 1

The Company notes and gives its consent to the pledge and cession in security of the Shares and the Shareholder Loan Claims by the Cedent to and in favour of the Cessionary.

2. RESOLUTION 2

The Company consents to any transfer of the Shares pursuant to any enforcement by the Cessionary of its rights under the Security Cession.

3. RESOLUTION 3

Any director of the Company is hereby authorised to sign any document necessary to give effect to Resolution 1 and Resolution 2 above.

[signatures of all directors]

SCHEDULE 5

NOTICE TO CSDP:  PLEDGE AND CESSION OF UNCERTIFICATED SHARES

To: [PARTICIPANT] (the Participant)

From: NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED; and

                                                                                MAIN STREET 1692 (RF) PROPRIETARY LIMITED [Date]

Dear Sirs,

PLEDGE AND CESSION OF SHARES IN SECURITIES ACCOUNT: [●] HELD IN THE NAME OF NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED (THE CEDENT) (THE SECURITIES ACCOUNT)

1. We refer to the written pledge and cession in security dated [●], 20[●] by the Cedent in favour of Main Street 1692 (RF) Proprietary Limited (the Cessionary) (the Security Cession) (a copy of which is attached for your records) and to the abovementioned Securities Account in the name of the Cedent.

2. Unless otherwise defined herein, terms and expressions defined in the Security Cession have the same meaning where used in this letter.

3. You are holding the following dematerialised shares in the abovementioned Securities Account on behalf of the Cedent as a participant under the Financial Markets Act:

[insert details of shares] (the Relevant Shares).

4. The Cedent and the Cessionary hereby give you notice pursuant to the Security Cession that the Cedent has, inter alia, pledged and ceded in securitatem debiti the Relevant Shares to the Cessionary.

5. You are hereby instructed to make the necessary entries in the Securities Account to effect such pledge and cession in accordance with section 39 of the Financial Markets Act.

6. Your attention is drawn to the fact that with effect from the date on which the Cessionary notifies you in writing that an Event of Default has occurred and is continuing, and thereafter until otherwise notified by the Cessionary you must:

6.1 make all payments to be made in respect of the Relevant Shares directly to the Cessionary by payment into any bank account nominated by it in writing; and

6.2 if instructed to do so by the Cessionary, transfer all or any part of the Relevant Shares to the Cessionary or any person nominated by it.

7. The Cedent shall be entitled to exercise the voting rights in respect of the Relevant Shares until such time as the Cessionary notifies you in writing that an Event of Default has occurred and is continuing, and thereafter the Cessionary shall exercise such rights until otherwise notified by the Cessionary.  Save in respect of such voting rights prior to such notice of an Event of Default, you must act solely in accordance with the instructions of the Cessionary, which instructions shall override any conflicting instructions or directions given by the Cedent or any other person.

8. The instructions in this letter may not be revoked or amended without the prior written consent of the Cessionary.

9. This letter and any non-contractual obligations arising out of or in connection with this letter are governed by the laws of South Africa.

Please sign the attached acknowledgement confirming your agreement to the above and return the original acknowledgement to the Cessionary with a copy to the Cedent.

For and on behalf of: Net1 Applied Technologies South Africa Proprietary Limited
Name:
Date:

For and on behalf of: Main Street 1692 (RF) Proprietary Limited
Name:
Date:

FORM OF ACKNOWLEDGEMENT BY THE CSDP

To: MAIN STREET 1692 (RF) PROPRIETARY LIMITED

Copy: NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

From: [PARTICIPANT]

[Date]

Dear Sirs,

NOTICE OF PLEDGE AND CESSION

1. We refer to the written notice of pledge and cession dated [●], 20[●] (the Security Notice), attaching a copy of a written pledge and cession in security given by Net1 Applied Technologies South Africa Proprietary Limited (the Cedent) in favour of Main Street 1692 (RF) Proprietary Limited (the Cessionary).

2. Terms and expressions defined in the Security Notice have the same meaning where used in this letter.

3. We acknowledge receipt of the Security Notice and hereby irrevocably and unconditionally confirm our consent to, and acknowledge and agree to the terms and conditions thereof.

4. Subject to the Security Cession, we will for the duration of the Security Cession:

4.1 hold the Relevant Shares (including all dividends, distributions in specie, capitalisation shares, bonus shares and cash arising in respect of the Relevant Shares) in the Securities Account in accordance with all applicable legislation and the terms of the Security Cession, and the Securities Account will not be closed;

4.2 make and maintain the necessary entries on the Securities Account in accordance with section 39 of the Financial Markets Act and the applicable rules of the central securities depository to give effect to the pledge and cession referred to in the Security Notice, such entries include the name of the Cessionary, the number or nominal value of the Relevant Shares, the interest in the Relevant Shares pledged and ceded and the date of such entries.  The aforesaid entries will be maintained from the date of this letter until such time as the Cessionary advises us in writing that the Security Cession has been cancelled;

4.3 not permit the transfer of all or any of the Relevant Shares from the Securities Account, or remove the aforesaid entries on the Securities Account, or permit any other Security Interest to exist over the Securities Account or the Relevant Shares without the prior written consent of the Cessionary; and

4.4 hold the certificates, instruments and other documents, whether in electronic form or otherwise in our possession or which comes into our possession pertaining to the Relevant Shares on behalf of the Cessionary until the Cessionary requires delivery thereof.

5. We confirm that, as at the date of this letter:

5.1 we are a 'participant' as defined in the Financial Markets Act;

5.2 the Cedent is the legal and beneficial owner of the Relevant Shares; and

5.3 the entries referred to in paragraph 4.2 have been made against the Securities Account and no other pledge or cession entries exist in respect of the Relevant Shares in the Securities Account.

6. We further confirm that:

6.1 should any of the Relevant Shares be sub-divided, consolidated or converted into any other shares, the sub-divided, consolidated or converted shares shall automatically be subject to the Security Cession; and

6.2 in the event of you exercising your rights under the Security Cession, we will give effect thereto in accordance with the terms of the Security Cession, including giving effect to any transfer to the Cessionary or another person nominated by it.

For and on behalf of: [PARTICIPANT]
Name:
Date:

PLEDGE AND CESSION IN SECURITY

SIGNATURE PAGE

CEDENT

/s/ AMR Smith		/s/ N Pillay
For and on behalf of: Net1 Applied Technologies South Africa Proprietary Limited		For and on behalf of: Net1 Applied Technologies South Africa Proprietary Limited
Name:	AMR Smith	Name:	N Pillay
Office:	Director	Office:	Director
	(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

THE CESSIONARY

/s/ Amanda Collis

For and on behalf of: Main Street 1692 (RF) Proprietary Limited
Name:	Amanda Collis
Office:	Director

(who warrants his authority)